UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 23, 2006
                                                        (January 17, 2006)

                            Detto Technologies, Inc.
               (Exact name of registrant as specified in Charter)

           Delaware                   333-100241                 01-0650333
(State or other jurisdiction of   (Commission File No.)        (IRS Employee
incorporation or organization)                              Identification No.)

                         14320 NE 21st Street, Suite 11
                           Bellevue, Washington 98007
                    (Address of Principal Executive Offices)

                                  425-201-5000
                            (Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 13, 2006, Detto Technologies, Inc. (the "Registrant") entered into a Securities Purchase Agreement, the form of which is attached hereto as Exhibit
10.1 (the "Agreement") with three accredited investors listed on the Schedule of Buyers attached to the Agreement (the "Investors") whereby the Registrant agreed to issue three 12% Secured Convertible Promissory Notes due April 30, 2006 ("Notes") totaling $500,000, subject to closing conditions. These notes are convertible into the Registrants common stock at a conversion price of $.20 per share. The Registrant received net proceeds of $448,082 upon final closing which occurred on January 17, 2006 after prepaying the interest through April 30, 2006 paying a 6% origination charge to the Investors and legal fees. The Investors may convert the Notes in any subsequent financing on the same terms as the other participants. In the case of a default of the Notes that is not cured by the end of the grace period, the interest rate of the note will increase to 17% and the conversion price will be reduced to the par value of the Registrant's common stock .

The Agreement provides the Investor with the right to purchase, on any subsequent offering of securities up to $500,000 of such subsequent security issued at 50% of the price of the other investors in such offering. The Investors also received warrants to purchase an additional 1,106,540 shares of the Registrant's common stock at an exercise price of $.25 per share (the "Warrant"). The Warrants expire on January 13, 2011. The Agreement also granted piggyback registration rights for the shares purchased by converting the Notes as well as the shares underlying the Warrants.

The Notes are secured by a second-priority security interest in all existing and hereafter acquired assets owned by the Registrant. If the Registrant sells, assigns or encumbers its assets not permitted by the Security agreement, without the consent of the Investors, the Investors are entitled to declare the Notes due and payable immediately.

The securities issued in this private placement have not been registered under the Securities Act of 1933, as amended, ("Securities Act") and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

The foregoing description of the private placement is only a summary and is qualified in its entirety by reference to the Securities Purchase Agreement and, form of 12% Secured Convertible Promissory Note which are filed as Exhibits to this report and are incorporated herein by reference.

One member of the Registrant's board of directors, Gualtiero Giori is affliated with one of the Investors, Di Capital Investments. Other than in respect of this relationship, there are no other material relationships between the Registrant, the Investors or their respective affliates.

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On January 17, 2006, the Registrant issued three 12% Secured Convertible Promissory Notes to three accredited investor and warrants to purchase, in the aggregate, 1,106,540 shares of its common stock at an exercise price of $0.50 per share. Such warrants expire on January 12, 2011. The Registrant received gross proceeds of $500,000.

The Registrant relied upon Section 4(2) of the Securities Act for the offer and sale. It believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit
Number      Description
-------     -----------

10.1        Form of Securities Purchase Agreement, dated January 13, 2006.

10.2        Form of 12% Secured Convertible Promissory Note Due April 30, 2006.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 23, 2006                 Detto Technologies, Inc.

                                       By: /s/ Larry Mana'o
                                          --------------------------------------
                                           Larry Mana'o
                                           Chief Executive Officer

                                 Exhibit Index

Exhibit
Number      Description
-------     -----------

10.1        Form of Securities Purchase Agreement, dated January 13, 2006.

10.2        Form of 12% Secured Convertible Promissory Note Due April 30, 2006.